UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2008
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	000-52420 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On April 11, 2008, we entered into a Fourth Amendment to Credit Agreement (the “Credit Agreement Amendment”) which amends the Credit Agreement we entered into on May 4, 2006 with Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (collectively “Farm Credit”), as previously amended on October 27, 2006, May 15, 2007 and September 25, 2007 (the “Credit Agreement”). The Credit Agreement provides, among other things, for a term credit facility of $35,643,750 (the “Term Facility”) which we are obligated to repay in quarterly installments of $1,188,125 plus accrued interest with the final installment due in June, 2015, subject to a requirement to make special principal payments out of excess cash flow as described in our previous filings. Under the terms of the Credit Agreement, the interest on outstanding borrowings under the Term Facility will accrue at a variable annual rate of 3.0% above the LIBOR Short Term Index Rate, which will be reduced to 2.85% in any year in which our ratio of net worth to total tangible assets exceeds 60% and we are not in default. The interest rate is reset on a monthly basis and there is no limit on the amount of the change in the interest rate.
     The Credit Agreement Amendment provides that from time to time we may elect to convert up to 75% of the outstanding borrowings under the Term Facility from the variable rate interest described above to a fixed rate of interest quoted by Farm Credit at the time of any such election. Each such election will be for a specific amount of loan principal (a “Converted Amount”) for a specified period of time we choose, as long as (i) the minimum period for which the interest rate on any Converted Amount may be fixed is 180 days, (ii) the Converted Amount is at least $500,000 or a multiple thereof; and (iii) the interest rate may be fixed on no more than ten separate Converted Amounts at any one time. Interest rates may not be fixed for a period of time that exceeds the maturity date of the Term Facility or would require us to repay any Converted Amount prior to the end of its respective fixed rate period in order to pay an installment of the Term Facility as and when due. In the event we prepay any Converted Amount before the fixed rate period for that Converted Amount expires, we will pay Farm Credit a surcharge in an amount equal to the excess, if any, of (i) the present value of the aggregate remaining periodic principal and interest payments due and allocable to such prepaid Converted Amount from the date of prepayment through the fixed rate period of such Converted Amount using a discount rate equal to the yield to maturity of the U.S. Treasury Note with a maturity date closest to the remaining fixed rate period of such Converted Amount on the business day immediately preceding the date of the prepayment over (ii) the Converted Amount, absent such prepayment.
     The remainder of the material terms of the Credit Agreement remain in effect.

Item 9.01.	Financial Statements and Exhibits.
(d)   Exhibits

Exhibit
Number	Description

10.1	Fourth Amendment to Credit Agreement made and entered into effective April 11, 2008, by and between Siouxland Ethanol, LLC and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
April 14, 2008	/s/ Charles Hofland
Charles Hofland, President
and Chief Executive Officer